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    CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
First Investors Life Insurance Company
95 Wall Street
New York, NY  10005


    We hereby consent to the use in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 (File No. 333-26341) of our report dated February 24, 1997 relating to the December 31, 1996 financial statements of First Investors Life Insurance Company, which are included in said Registration Statement.



                                  /s/Tait, Weller & Baker

                                  TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
July 3, 1997